UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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SMARTVIDEO™ TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

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SMARTVIDEO™ TECHNOLOGIES, INC.
3505 KOGER BOULEVARD
SUITE 400
DULUTH, GEORGIA 30096

To All Stockholders of SmartVideo™ Technologies, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of SmartVideo™ Technologies, Inc. (“Company”), will be held on October 3, 2006, at the Trump International Sonesta Beach Resort, 18001 Collins Avenue, Sunny Isles, FL 33160 at 9:00 a.m. (EST) for the following purposes:

1.
To elect the following four (4) nominees as directors of the Company until the next Annual Meeting of stockholders and until their respective successors shall be elected and qualified: John E. Abdo, Michael E. Criden, Glenn H. Singer, and Justin A. Stanley, Jr.; and

2.	To ratify the appointment of Sherb & Co. LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006.

Only stockholders of record of the common stock, par value $.01 per share (the “Common Stock”) and Series A-1 Convertible Preferred Stock, par value $.001 per share (the “Preferred Stock” and together with the Common Stock, the “Capital Stock”) as of the close of business on August 7, 2006, are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

All stockholders are urged to attend the meeting in person or by proxy. Stockholders who do not expect to attend the meeting are requested to vote either: (i) by telephone as directed on the enclosed proxy card; (ii) over the Internet as directed on the enclosed proxy card; or (iii) by completing, signing and dating the enclosed proxy card and returning it promptly in the self-addressed envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTORS AND THE RATIFICATION OF OUR INDEPENDENT ACCOUNTANTS.

By order of the Board of Directors

Glenn H. Singer
Chairman of the Board

September 8, 2006

NO MATTER HOW MANY SHARES YOU OWNED
ON THE RECORD DATE, YOUR VOTE IS IMPORTANT.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS EITHER (i) BY TELEPHONE AS DIRECTED ON THE ENCLOSED PROXY CARD; (ii) OVER THE INTERNET AS DIRECTED ON THE ENCLOSED PROXY CARD; OR (iii) ON THE ENCLOSED PROXY CARD BY SIGNING, DATING, AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF EITHER SOLICITATION, WE ASK YOUR COOPERATION IN TELEPHONING IN YOUR VOTE, VOTING OVER THE INTERNET OR MAILING YOUR PROXY CARD PROMPTLY.

SMARTVIDEO™ TECHNOLOGIES, INC.
3505 KOGER BOULEVARD
SUITE 400
DULUTH, GEORGIA 30096

PROXY STATEMENT

This proxy statement is being furnished to stockholders at the direction and on behalf of the Board of Directors (“Board of Directors”) of SmartVideo™ Technologies, Inc., a Delaware corporation (the “Company”), for the purpose of soliciting proxies for use at the Annual Meeting of Stockholders of the Company to be held on October 3, 2006, at the Trump International Sonesta Beach Resort, 18001 Collins Avenue, Sunny Isles, FL 33160 at 9:00 a.m. (EST). The shares represented by the proxy will be voted in the manner specified in the proxy. To the extent that no specification is made as to the proposals set forth in the notice of meeting accompanying this proxy statement, the proxy will be voted in favor of such proposals. However, any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by giving written notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person or by submitting a later dated proxy. A revocation that is not timely received will not be taken into account, and the original proxy will be counted.

If you plan to attend the Annual Meeting of Stockholders in person and your shares are not registered in your own name, please advise the bank, broker or other institution that holds your shares that you plan to attend the Annual Meeting. That firm must provide you with documentation showing that you owned your shares of the Company as of the record date, August 7, 2006. This documentation may be either a copy of an account statement that shows you owned the shares on the record date or a letter from the firm that confirms you owned the shares on that date.

These materials pertain to (a) the election of John E. Abdo, Michael E. Criden, Glenn H. Singer, and Justin A. Stanley, Jr. as directors of the Company and (b) the ratification of our independent accountants for the fiscal year ending December 31, 2006. These materials are first being mailed to shareholders of record beginning on or about September 8, 2006.

Stockholder proposals and nominees for director must be submitted to the Company in writing no later than April 20, 2007, in order to be included in those matters considered at the next Annual Meeting of the Company to be held in 2007. Stockholder proposals must also meet the other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder to be eligible for inclusion. The cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy is being borne by the Company. Directors, officers and employees of the Company, who will not be specially compensated for such services, may make solicitation of proxies by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives. Brokers, dealers, banks, or voting trustees, and their nominees, are requested to forward soliciting materials to the beneficial owners of shares and will be reimbursed for their reasonable expenses.

VOTING SECURITIES AND VOTES REQUIRED

The record date of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders is the close of business on August 7, 2006. On such date, the Company had issued and outstanding 39,870,619 shares of Common Stock and 3,169,998 issued and outstanding shares of Preferred Stock. Each share of Capital Stock is entitled to one vote per share on any matter that may properly come before the meeting, and there are no cumulative voting rights on any shares. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Capital Stock outstanding on the record date will constitute a quorum at the meeting.

All matters to be voted on require an affirmative vote of a majority of the votes present at the meeting. A broker “non-vote” counts in determining the presence or absence of a quorum for the transaction of business but is not counted in determining the numbers of shares voted for or against any nominee for director or any proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote for the proposals with respect to the beneficial owner’s shares.

The Board of Directors is not aware of any matters to be brought before the 2006 Annual Meeting of Stockholders or any adjournment thereof other than the election of four (4) nominees as directors of the Company and the ratification of the appointment of Sherb & Co. LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 5, 2006, certain information known to the Company with respect to the beneficial ownership of its Capital Stock, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Capital Stock, (ii) each officer and director of the Company, and (iii) all directors and officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Capital Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to their shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage Shares Beneficially Owned
Richard E. Bennett, Jr. (2)	3,510,000	7.0%
William R. Dunavant (3)	3,900,000	7.8%
Robert J. Walters (4)	1,000,000	2.0%
Wachovia Corporation (4)	2,451,900	4.9%
Michael E. Criden (5)	3,180,414	6.4%
Glenn H. Singer (6)	4,267,500	8.6%
Justin A. Stanley (7)	678,792	1.4%
David Ross (8)	309,524	*
William J. Loughman (9)	140,000	*
Ronald A. Warren	68,750	*
John E. Abdo (10)	1,035,000	2.1%
All directors and executive officers as a group (7 persons)	9,679,980	19.4%

*	Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of September 5, 2006, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe that stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 49,790,617 shares of Capital Stock outstanding (including 3,169,998 shares of Preferred Stock currently convertible into one share of Common Stock each) as of September 5, 2006.

(2)	Represents 3,510,000 shares of common stock held by a trust for the benefit of Richard E. Bennett, Jr.

(3)	Represents 3,900,000 shares of common stock held by a trust for the benefit of William R. Dunavant.

(4)	Represents 2,451,900 shares of common stock held in a brokerage account for the benefit of Robert J. Walters.

(5)
Represents 966,666 shares of common stock into which Mr. Criden’s shares of the Preferred Stock are convertible, three warrants to purchase an aggregate of 1,899,998 shares of common stock at exercise price of $1.25 per share, and options to purchase 335,000 shares of common stock at exercise prices ranging from $1.20 per share to $1.91 per share, of which options to purchase 313,750 shares are exercisable within 60 days of September 5, 2006.

(6)
Represents 160,000 shares of common stock, 1,200,000 shares of common stock into which Mr. Singer’s shares of the Preferred Stock are convertible, six warrants to purchase an aggregate of 2,560,000 shares of common stock at exercise prices ranging from $1.25 per share to $2.50 per share, and options to purchase 360,000 shares of common stock at exercise prices ranging from $1.20 per share to $1.91 per share, of which options to purchase 332,500 shares are exercisable within 60 days of September 5, 2006, and 15,000 shares of common stock held in a custodial account for his children. The warrants are issued in the name of GHS Holdings Limited Partnership, a company that Mr. Singer controls.

(7)
Represents 249,114 shares of common stock held by Mr. Stanley, two warrants to purchase 105,928 shares of common stock at exercise prices ranging from $0.75 to $2.50 per share, options to purchase 335,000 shares of common stock at exercise prices ranging from $0.90 per share to $1.91 per share, of which options to purchase 313,750 shares are exercisable within 60 days of September 5, 2006, and 10,000 shares of common stock held in a custodial account for his children.

(8)	Represents options to purchase 309,524 shares of common stock, which are exercisable at $2.10 per share within 60 days of September 5, 2006.

(9)
Represents 40,000 shares of common stock held my Mr. Loughman, one warrant to purchase an aggregate of 40,000 shares of common stock at an exercise price of $2.50 per share, and options to purchase 80,000 shares of common stock at an exercise price of $1.95 per share, of which options to purchase 60,000 shares of common stock are exercisable within 60 days of September 5, 2006.

(10)
Represents 480,000 shares held by a trust for the benefit of John E. Abdo and one warrant to purchase an aggregate of 480,000 shares of common stock at an exercise price of $2.50 per share, and options to purchase 75,000 shares of common stock at an exercise price of $0.97, of which options to purchase 75,000 shares are exercisable within 60 days of September 5, 2006.

Equity Compensation Plan Information

The following table provides information, as of September 5, 2006, with respect to options outstanding and available under the 2004 and 2005 plans, which are our only equity compensation plans other than an employee benefit plan meeting the qualification requirements of Section 401(a) of the Internal Revenue Code:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	No. of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column a) (c)

Equity compensation plans approved by security holders	7,835,000	$1.95	7,165,000
Equity compensation plans not approved by security holders	0	N/A	0
TOTAL	7,835,000	$1.95	7,165,000

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The stockholders of the Company will elect four (4) directors at the Annual Meeting. The persons elected as directors will serve until the next annual meeting of the Company’s stockholders or until their successors are duly elected and have qualified. Officers of the Company will hold their positions at the will of the Board of Directors, absent any employment agreement. Except as disclosed herein, there are no arrangements, agreements or understandings between non-management stockholders and management under which non-management stockholders may directly or indirectly participate in or influence the management of the Company’s affairs. Pursuant to a Securities Purchase Agreement dated October 31, 2005 that the Company entered into with 60 accredited investors, including Messrs. Criden and Singer, the Company agreed that the Board of Directors of the Company would take all necessary and proper corporate action to appoint Michael Criden and Glenn Singer as members of the Board of Directors of the Company. Accordingly, on November 21, 2005, Mr. Singer and Mr. Criden were appointed to the Company’s Board of Directors.

Provided that a quorum of stockholders is present at the meeting in person or by proxy, directors will be elected by a plurality of the votes cast at the meeting. The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the persons nominated for election as directors, unless instructed otherwise on the proxy card. If at the time of the Annual Meeting of Stockholders any nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. Management does not believe that a substitute nominee will be required.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES LISTED BELOW.

Nominees for Director

The names of, and certain information with respect to, the persons nominated for election as directors are provided below:

Name	Position	Age
John E. Abdo	Director	63
Michael E. Criden	Director, Chairman of the Nominating Committee, Member of the Compensation Committee, Member of the Audit Committee	46
Glenn H. Singer	Director, Chairman of the Board, Chairman of the Audit Committee, Member of the Compensation Committee, Member of the Nominating Committee	47
Justin A. Stanley, Jr.	Director, Chairman of the Compensation Committee, Member of the Audit Committee, Member of the Nominating Committee	58

John E. Abdo has been a director of the Company since August 25, 2006. Mr. Abdo is the Vice Chairman of the Board and Chairman of the Executive Committee of BankAtlantic Bancorp, Inc. (NYSE:BBX), Vice Chairman of BFC Financial Corporation (NYSE:BFF), Vice Chairman of the Board of Levitt Corporation (NYSE:LEV), Vice Chairman of the Board of Bluegreen Corporation (NYSE:BXG), and member of the Board of Directors of Benihana, Inc. (NASDAQ:BNHN). In addition Mr. Abdo is President of Abdo Companies, Inc., a construction, development, and property management firm.

Michael E. Criden has been a director of the Company since November 2005. From 1994 to the present Mr. Criden has been a partner with Hanzman & Criden, P.A., a South Florida law firm that devotes much of its practice to class action and complex commercial litigation. Mr. Criden has been a practicing attorney for the past 18 years. Mr. Criden received a Bachelor of Science degree from Florida International University in 1984 and obtained a doctorate of jurisprudence with honors from the University of Miami in 1987.

Glenn H. Singer has been a director of the Company since November 2005 and has been the Chairman of the Board since December 7, 2005. From 1997 to the present, Mr. Singer has been a private investor in numerous ventures and is currently the Mayor of the town of Golden Beach located in South Florida. From 1991 to 1997, Mr. Singer was a co-founder and Executive Vice-President of National Business Solutions, Inc., a professional employer organization that was sold to Paychex, Inc., a provider of payroll, human resource and benefits solutions, in 1996. Mr. Singer is a graduate of Florida State University and is a CPA.

Justin A. Stanley, Jr. has been a director of the Company since July 2005. Mr. Stanley is currently a Principal and the Chief Financial Officer of The Staubach Company, Midwest Division, positions he has held since October 2000. He has over 15 years experience in real estate finance, development, and property management. Between 1997 and 2000, he served as Chief Financial Officer and principal of McCaffery Interests, Inc., a real estate development company primarily specializing in retail development. While at McCaffery, the company developed and/or redeveloped projects with a combined cost of over $400 million. Before joining the real estate industry, Mr. Stanley spent one-year trading at the Chicago Mercantile Exchange and eight years at Arthur Andersen & Co. in the audit division. He is a graduate of Dartmouth College, received an M.B.A. from the University of Chicago and is a CPA. Mr. Stanley is also on the board of The Children’s Care Foundation and the Chicago Platform Tennis Charities, Inc.

Each director of the Company is elected at the annual meeting of stockholders and serves until his or her successor is duly elected and qualified, unless his or her office is earlier vacated in accordance with the Bylaws of the Company. The executives are appointed by the Board of Directors and serve at the discretion of the Company’s directors.

Compensation of Directors

At the Board of Directors meeting held on December 7, 2005, the Board of Directors adopted a director compensation policy that provides the framework to compensate our directors for their service. Each board member will receive an option to purchase 250,000 shares of our common stock upon their joining the board. For attendance at Board of Director meetings, each director will be entitled to receive $500 for each telephonic meeting and $1,500 plus reasonable reimbursable expenses for each meeting attended in person. For service on our committees, each committee member will receive an additional option to purchase 25,000 shares of our common stock per committee per year. The Chairman of each committee will also receive an additional option to purchase 10,000 shares of our common stock for service as the Chairman. These options will vest quarterly over the subsequent 12 months. In the unlikely event that a director is unable to fulfill his entire term as a board member, there will be a pro rata allocation of the options earned through the date of termination in accordance with the terms of the option agreements.

Governance of the Company

Pursuant to the Company’s Bylaws and Delaware General Corporation Law, the Company’s business, property and affairs are managed under the direction of the Company’s Board of Directors. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

All of the current members of the Board of Directors of the Company, John Abdo, Michael Criden, Glenn Singer and Justin Stanley are “independent” as such term is defined by the applicable listing standards of the Nasdaq Stock Market.

The Board of Directors held seven (7) formal meetings in 2005, and each director who served as a director during 2005 attended more than 75% of the meetings of the Board of Directors and the committees on which he served. The Board of Directors also took action during the year by Unanimous Written Consent on 22 occasions.

The Board of Directors has the following three committees: (1) Audit, (2) Compensation and (3) Nominating. The Board of Directors has adopted a written charter for each of these three committees. The committee charters are posted in the Corporate Governance section of the Company website: http://www.smartvideo.com.

The Board of Directors has also adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers (including our Chief Executive Officer and our Chief Financial Officer) and employees. Our Code of Business Conduct and Ethics is posted in the Corporate Governance section of our Company website: http://www.smartvideo.com. If, in the future, we should amend our Code of Business Conduct and Ethics or grant a waiver to our Chief Executive Officer, Chief Financial Officer or principal accounting officer with respect to our Code of Business Conduct and Ethics, then we will post the amendment or description of the waiver in the Corporate Governance section of the Company Website.

Nominating Committee

The Board of Directors has a Nominating Committee, which is comprised of Michael Criden, Justin Stanley and Glenn Singer. The Nominating Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors, establishes and recommends criteria for the selection of new directors and recommends candidates for election to the Board of Directors. As noted above, Messrs. Criden, Stanley and Singer are “independent” as such term is defined by the applicable listing standards of the Nasdaq Stock Market.

The Nominating Committee will seek individuals with a variety of experience, including chief executive officers, entrepreneurs, independent business owners, licensed attorneys and certified public accountants. Additionally, the Board of Directors is ideally expected to have some members with specialized skills in the streaming media industry, including individuals with strong technical backgrounds. In addition to such specialized skills and backgrounds, the Nominating Committee will seek individuals of high ethical character who share in the values of the Company. Absent special circumstances, the Nominating Committee is generally of the view that the continuing service of qualified incumbent directors promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company’s affairs that the directors have accumulated during their tenure, while contributing to the ability of the Board of Directors to work as a collective body. Accordingly, it is the general policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who the members of the Nominating Committee believe will continue to make important contributions to the Company.

To recommend a prospective nominee for the Nominating Committee’s consideration, a stockholder may submit the candidate’s name and qualifications in writing to the Secretary of the Company at 3505 Koger Boulevard, Suite 400, Duluth, GA 30096. The information should include the name and address of the stockholder suggesting the individual as such person’s name appears on the Company’s books, the number class of shares owned beneficially and of record by the stockholder, the suggested nominee’s name and address, a description of all arrangements or understandings, if any, between the stockholder and the individual being suggested for the Nominating Committee’s consideration, the information about the individual being suggested that would be required to be included in a proxy statement filed with the Securities and Exchange Commission, and an indication of the individual’s willingness to be named as a nominee and to serve as a director of the Company if nominated by the Nominating Committee. The recommendation must be accompanied by the candidate’s written consent to be named in the Company’s proxy statement as a nominee for election to the Board of Directors and to serving as a director, if elected. The Company may also require any proposed nominee to furnish such other information as the Company or the Nominating Committee may reasonably require to determine the eligibility of the nominee to serve as a director. Potential candidates for the Board of Directors who have been suggested by stockholders will be evaluated by the Nominating Committee in the same manner as are other possible candidates. The Nominating Committee has not retained a third-party search firm to identify candidates at this time, but it may do so in the future at its discretion. Stockholders who wish to nominate a director for election at an annual meeting of the stockholders of the Company must otherwise comply with the procedures regarding stockholder proposals and nominations. See “Submission of Stockholder Proposals for the 2007 Annual Meeting of Stockholders” contained herein.

Stockholder Communication with Directors

The Board of Directors has established a procedure that enables shareholders to communicate in writing with members of the Board of Directors. Any such communication should be addressed to:

SmartVideo™ Technologies, Inc.
3505 Koger Boulevard, Suite 400
Duluth, Georgia 30096
Attention: Secretary

The letter should include a statement indicating that the sender is a stockholder of the Company. The Secretary will review all stockholder letters with the Board of Directors and depending on the subject matter will:

•
Regularly forward any letter that deals with the function of the Board of Directors or any committees of the Board of Directors (or otherwise appropriate for board attention) to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly if it relates to routine or administrative matters, including requests for information about the Company and stock-related matters; or

•	Based upon the advice of appropriate legal counsel, not forward the letter if it relates to an improper or irrelevant topic.

The Secretary or another member of management of the Company will, at each meeting of the Board of Directors, present a summary of all letters received since the last meeting that were not forwarded to the Board of Directors and will make those letters available to the Board of Directors upon request.

Compensation Committee

The Board of Directors has a Compensation Committee, which is comprised of Glenn Singer, Justin Stanley and Michael Criden. The Compensation Committee is responsible for reviewing and approving the executive compensation program for the Company, assessing executive performance, making grants of salary and annual incentive compensation and approving certain employment agreements. Each member of the Compensation Committee is an “independent” director, as such term is defined by the applicable listing standards of the Nasdaq Stock Market.

Audit Committee

The Board of Directors has an Audit Committee, which is comprised of Michael Criden, Glenn Singer and Justin Stanley. The Audit Committee assists the Board of Directors in monitoring the financial reporting process, the internal control structure and the independence and performance of the internal audit department and the independent public accountants. Its primary duties are to serve as an independent and objective party to monitor the Company’s financial process and the internal control system, to review and appraise the audit effort of the Company’s independent accountants and to provide an open avenue of communication among the independent accountants, financial and senior management of the Company and the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee.

During the year, the Board of Directors examined the composition of the Audit Committee in light of the listing standards of the Nasdaq Stock Market and the regulations under the Exchange Act applicable to audit committees. Based upon this examination, the Board of Directors determined that each of the Audit Committee members is an “independent” director within the meaning of such listing standards and the Exchange Act and the rules and regulations thereunder. Both Glenn Singer and Justin Stanley qualify as an “audit committee financial expert” as that term is defined in applicable regulations of the Securities and Exchange Commission.

Audit Committee Report

The Audit Committee submits the following report for 2005:

The Committee has reviewed and discussed with both management and the outside auditors the audited consolidated financial statements as of and for the year ended December 31, 2005. The Committee’s review included discussion with the outside auditors of matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent auditors matters relating to the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

/s/ Glenn Singer

Glenn Singer.
Chair of the Audit Committee

EXECUTIVE OFFICERS

Executive Officers

This table lists information concerning the Company’s executive officers:

Name	Position	Age
David R. Ross	President and Interim Chief Executive Officer	56
William J. Loughman	Chief Financial Officer	51
Ronald A. Warren	Corporate Secretary, Vice President of Investor Relations and Corporate Communications	52
__________________

Executive Officers

David R. Ross was elected President on February 28, 2006 and was appointed Interim Chief Executive Officer on August 25, 2006. From October 1994 to February 2006, Mr. Ross served in various capacities at Clear Channel Communications, Inc., a diversified media company involved in radio broadcasting, outdoor advertising and live entertainment. From October 2003 to February 2006, Mr. Ross served as a Regional Vice-President and was responsible for managing a division of Clear Channel consisting of 25 radio properties grossing in excess of $82 million annually.

William J. Loughman served as the Company’s Vice President of Finance from March 2006 until August 28, 2006, when he was elected to serve as the Company’s Chief Financial Officer. Mr. Loughman joined SmartVideo™ with over 25 years of finance and operations experience, primarily in the telecommunications industry. Prior to joining SmartVideo™, he was with AirGate PCS as Vice President and Chief Financial Officer from July 2004 to March 2005. From April 1998 to December 2003 he was with o2wireless Solutions where he held various positions including President and Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. He has also held various financial and operations positions with AT&T Wireless from 1996 to 1998, Motorola from 1993 to 1996, Bell Atlantic from 1988 to 1993, and Cellular One from 1985-1988. Mr. Loughman earned his B.B.A. degree from Iona College and M.B.A from Manhattan College.

Ronald A. Warren joined SmartVideo™ in December 2003 as Vice President of Investor Relations and Corporate Communications and was elected as Secretary of the Corporation in September 2004. Mr. Warren is a senior level communications professional with a broad background in financial, technical and regulatory issues. His experience includes communications for high growth publicly held companies, national and multicultural audiences. He is a published author of “How to Create a Successful Annual Report” and a frequent guest speaker at national and local industry events. Prior to joining SmartVideo™, from 2002 to 2003, Mr. Warren was Director of Investor Relations and Corporate Communications at Beazer Homes USA, Inc. From 1994 to 2002, Mr. Warren was Director of Investor Relations, Corporate Communications and Assistant Secretary of Theragenics Corporation. Mr. Warren is an active member of the National Investor Relations Institute (NIRI) and served as the Atlanta Chapter President from 2002 to 2003.

Key Employees

Tracy Caswell became General Counsel to the Company in July 2006. Prior to joining SmartVideo™, from October 2005 until July 2006, Ms. Caswell was with Thompson Hine, LLP representing clients in a variety of general business matters. From September 2000 to May 2005, Ms. Caswell served as General Counsel and Corporate Secretary for Theragenics Corporation, a NYSE listed company. In this position, Ms. Caswell was responsible for all aspects of high-level legal counseling to the Company’s officers, executives and board of directors. She received a B.A. in Psychology from the University of Tennessee in 1992 and her J.D., Cum Laude, from California Western School of Law in 1995.

Scott Hughes, Chief Technology Officer, joined SmartVideo™ in March 2001 and is responsible for product design, scope, and development of our services, including the development of multiple new video and rich media communications services and supporting architecture. From 1996 to 2001, Mr. Hughes was Director of Network and Security Consulting Services at Redmond Technology Partners, a Seattle-based consulting group, whose clients included Microsoft, Infospace, VoiceStream and Western Wireless. Mr. Hughes has held various management and technology positions with Comnet Cellular/Verizon, BellSouth and Turner Entertainment Group’s Worldwide Information Technology Services.

Tony Novia joined the Company in June 2006 as Senior Vice President - Content & Distribution. Prior to joining the Company, Mr. Novia served as the International Vice President at Universal Motown Records Group from 2003. Mr. Novia was the Senior Vice President at Radio & Records from 1993 to 2003. Mr. Novia graduated from the University of Miami School of Communications and obtained an M.A. from Grahm Jr. College.

Tom Parrish joined the Company in July 2006 as Senior Vice President - Business Development. Prior to joining the Company, Mr. Parrish was VP of Business Development and Content at Mobliss, Inc. He served in this capacity from 2003. Mr. Parrish was at AT&T Wireless Services from 1996 to 2003 and held a variety of product development, marketing and management positions during his tenure there. Mr. Parrish graduated Cum Laude with a B.A. in Economics from Washington University and obtained an M.B.A. in Marketing/MIS from the University of Colorado.

Certain Relationships and Related Transactions

We had a $325,000 note payable to an entity owned by the spouse of Robert J. Walters, (a former holder of more than 10% of our common stock) bearing interest at 8% with principal and interest payments due as follows: $75,000 within 30 days of the funding of a public offering of our securities, monthly principal payments of $50,000 thereafter plus accrued interest beginning 30 days after the initial payment of $75,000. As of December 31, 2004, the principal and interest of this note payable was paid in full. However, we have received notice of additional late charges in the amount of $53,311 associated with this note payable that may be due but are in dispute as of the date of this filing.

Michael P. Walsh, our former Chief Financial Officer who resigned on June 15, 2005, is a member of Forté Capital Partners, LLC (“Forte”), one of our stockholders and the finder in connection with our March 2005 private placement. Forté received (i) a finder’s fee of $238,725 in cash and (ii) a warrant to purchase up to 417,000 shares of our common stock at $0.75 per share (after giving effect to the provisions in the warrant agreement regarding the adjustment of the exercise price and number of shares issuable as a result of the private placement that closed on October 31, 2005, in which we sold shares of the Preferred Stock at a price of $0.75 per share). Forté agreed to invest $1,140,000 in two traunches, the first being $400,000 on March 29, 2005 and the remaining balance no fewer than 3 days prior to the registration statement going effective, or in the case that the registration does not go effective, by November 1, 2005, to acquire up to a total of 506,667 shares of common stock and warrants to purchase 253,334 shares of common stock at $3.50 per share. We have not received the funds owed to us for these shares and warrants to date. On December 14, 2005, we delivered notice to Forté notifying them of our decision to cancel this obligation and right to purchase these shares in accordance with the terms and conditions of Amendment No. 1 to the Securities Purchase Agreement dated as of March 29, 2005 between Forté and the Company.

On July 18, 2005, Justin A. Stanley was appointed a member of the Board of Directors of the Company. On such date, he received options to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.90. The options expire on July 17, 2015. Options to purchase 250,000 shares of common stock had vested as of September 5, 2006. On April 7, 2006 Mr. Stanley was granted 85,000 options to purchase shares of the Company’s common stock at an exercise price of $1.91. The options expire on April 7, 2016. Options to purchase 42,500 shares have vested and the remainder of the options vest in two equal quarterly installments of 21,250 commencing on October 7, 2006.

On August 12, 2005, the Company borrowed $225,000 from Justin A. Stanley, Jr. Pursuant to the promissory note issued in connection with the loan, the Company was obligated to pay all principal and interest due under the note by no later than September 12, 2006. Interest on the unpaid principal balance of the note accrued at a rate equal to the fluctuating prime lending rate of LaSalle Bank, N.A., Chicago, Illinois, as such rate was in effect less one hundred basis points. The principal amount of this note was repaid to Mr. Stanley on November 22, 2005.

On September 26 and October 19, 2005, Michael E. Criden and Glenn H. Singer and GHS Holdings Limited Partnership, a company controlled by Mr. Singer, loaned the Company a total of $600,000. In exchange for the loans, the Company issued convertible promissory notes and warrants to each of Messrs. Criden and Singer and GHS Holdings Limited Partnership. The notes were payable one-year from the date of each loan. Interest accrued on the outstanding principal amount of each note at the rate of 8% per annum. If the Company completed a financing of at least $2.5 million from the sale of equity securities prior to the maturity date of each of the notes, the principal amount of each note converted into shares or units of the equity securities sold in such financing at a per share sale price or unit price equal to the per share sale price or unit price of the financing. In addition to receiving the convertible notes, GHS Limited Partnership and Mr. Criden each received five-year warrants to purchase a total of 100,000 shares of the Company’s common stock at an exercise price of $2.00 per share. They were also granted certain piggy-back registration rights with respect to the shares of common stock underlying the warrants.

On November 10, 2005, GHS Holdings Limited Partnership loaned the Company an additional $150,000. In exchange for the loan, the Company issued to GHS Holdings Limited Partnership a convertible promissory note for $150,000 and a five-year warrant to purchase 50,000 shares at a purchase price of $2.00 per share. The note was payable in 90 days and the outstanding principal of the note accrued interest at 15% per year.

On November 21, 2005, the Company completed the first closing under the Securities Purchase Agreement dated as of October 31, 2005 among the Company and 60 accredited investors, including Messrs. Criden and Singer and GHS Holdings Limited Partnership. Under the terms of the Securities Purchase Agreement, the Company received gross proceeds of $4,000,000 and issued to the investors a total of 5,333,333 shares of the Preferred Stock, five-year warrants exercisable at $1.75 per share to purchase up to 5,333,333 shares of common stock and five-year warrants exercisable at $2.00 per share to purchase up to 1,333,333 shares of common stock. Mr. Criden acquired 483,333 shares of the Preferred Stock and warrants to purchase 483,333 shares of common stock at $1.75 per share and 120,833 shares of common stock at $2.00 per share. The loans provided to the Company by Mr. Criden were credited toward the purchase price for the Preferred Stock and warrants issued. The remaining $62,500 of the purchase price was paid in cash. GHS Holdings Limited Partnership received 600,000 shares of the Preferred Stock and warrants to purchase 600,000 shares of common stock at $1.75 per share and 150,000 shares of common stock at $2.00 per share. The loans provided to the Company by Mr. Singer and GHS Holdings Limited Partnership were credited toward the purchase price for the Preferred Stock and warrants issued. The remaining $150,000 of the purchase price was paid in cash.

The October 31, 2005 financing triggered the anti-dilution provision in warrants issued in a previous financing, thereby causing the issuance of additional warrants to purchase 1,608,290 shares of common stock at an exercise price of $0.75 per shares. Justin A. Stanley, Jr., one of the Company’s directors, participated in the prior offering and received additional warrants.

On November 21, 2005, Michael Criden was appointed a member of the Board of Directors of the Company. On such date, he received options to purchase 250,000 shares of the Company’s common stock at an exercise price of $1.20. The options expire on November 1, 2015. Options to purchase 250,000 shares of common stock had vested as of September 5, 2006. On April 7, 2006, Mr. Criden was granted 85,000 options to purchase shares of the Company’s common stock at an exercise price of $1.91. The options expire on April 7, 2016. Options to purchase 42,500 shares have vested and the remainder of the options vest in two equal quarterly installments of 21, 250 commencing on October 7, 2006.

On November 21, 2005, Glenn Singer was appointed a member of the Board of Directors of the Company. On such date, he received options to purchase 250,000 shares of the Company’s common stock at an exercise price of $1.20. The options expire on November 1, 2015. Options to purchase 250,000 shares of common stock had vested as of September 5, 2006. On April 7, 2006, Mr. Singer was granted 110,000 options to purchase shares of the Company’s common stock at an exercise price of $1.91. The options expire on April 7, 2016. Options to purchase 55,000 shares have vested and the remainder of the options vest in two equal quarterly installments of 27,500 commencing on October 7, 2006.

On December 2, 2005, the investors waived the conditions to complete the second closing under the Securities Purchase Agreement. In connection with the second closing, the Company received gross proceeds of $4,000,000 and issued to the investors an additional 5,333,333 shares of the Preferred Stock, five-year warrants exercisable at $1.75 per share to purchase up to 5,333,333 shares of common stock and five-year warrants exercisable at $2.00 per share to purchase up to 1,333,333 shares of common stock. Mr. Criden acquired 483,334 shares of the Preferred Stock and warrants to purchase 483,334 shares of common stock at $1.75 per share and 120,834 shares of common stock at $2.00 per share for a purchase price of $362,500, which was paid in cash. GHS Holdings Limited Partnership received 600,000 shares of the Preferred Stock and warrants to purchase 600,000 shares of common stock at $1.75 per share and 150,000 shares of common stock at $2.00 per share for a purchase price of $450,000, which was paid in cash.

On July 17, 2006, the Company completed the private sale of its securities pursuant to the Securities Purchase Agreement (the “SPA”) dated as of July 7, 2006 among SmartVideo™ Technologies, Inc. and 74 accredited investors (the “Investors”). Under the terms of the SPA, the Company received gross proceeds of $9,000,000 and issued to the Investors a total of 7,200,000 shares of common stock and five-year warrants exercisable at $2.50 per share to purchase up to 7,200,000 shares of common stock. Justin Stanley, one of the Company’s directors, acquired 80,000 shares of the common stock and warrants to purchase 80,000 shares of common stock at $2.50 per share for a purchase price of $100,000 in cash. GHS Holdings Limited Partnership purchased 160,000 shares of the common stock and warrants to purchase 160,000 shares of common stock at $2.50 per share for a purchase price of $200,000, which was paid in cash. Art Criden, the brother of one of the Company’s directors, acquired 80,000 shares of the common stock and warrants to purchase 80,000 shares of common stock at $2.50 per share for a purchase price of $100,000 in cash.

The July 17, 2006 financing triggered the anti-dilution provision in warrants issued in a previous financing, thereby causing the issuance of additional warrants to purchase 6,553,663 shares of common stock at an exercise price of $1.25 per share. Michael Criden and Glenn Singer, two of the Company’s directors, participated in the prior offering and received additional warrants.

On August 25, 2006, John E. Abdo was appointed a member of the Board of Directors of the Company. On such date, he received options to purchase 75,000 shares of the Company’s common stock at an exercise price of $0.97. The options vested on September 5, 2006. The options expire on August 25, 2016.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and 10% or greater stockholders of the Company to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and reports of changes in ownership of equity securities of the Company (Form 4 and Form 5) and to provide copies of all such forms as filed to the Company. To the Company’s knowledge and based on our review of the various filings made by directors, executive officers and 10% or greater stockholders of the Company, all persons required to file reports, as required by Section 16(a), during 2005 filed these reports in a timely fashion except for the following:

It appears to management that Ronald Warren did not file one of his “Statement of Changes in Beneficial Ownership” on Form 4 related to options to purchase the Company’s common stock in a timely manner within the prescribed filing deadline.

EXECUTIVE COMPENSATION

The following table discloses the compensation earned or received by the Company’s Chief Executive Officer during the fiscal years ended December 31, 2003, 2004 and 2005. No other executive officer of the Company earned or received in excess of $100,000 during the past three fiscal years.

	Annual Compensation			Long-term Compensation Awards
Name	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)

Richard E. Bennett, Jr.	2005	75,000	—	—	—	—	—
	2004	75,000	—	—	—	—	—
	2003	78,125	—	—	—	—	—

Ronald A. Warren	2005	72,020	—	—	—	—	—
	2004	72,020	—	53,500(1)	—	100,000	—
	2003	6,003	—	—	—	—	—

(1)
Represents the difference between the market value of the stock, as reported on the Over-the-Counter Bulletin Board on the date of grant, September 1, 2004 ($2.07) and the exercise price of the option ($1.00).

The Board of Directors may increase the compensation paid to the Company’s officers depending upon the results of the Company’s future operations.

Employment Agreements

Richard E. Bennett, Jr.’s employment agreement provided for an initial base salary of $75,000 and was increased to $150,000 on January 19, 2006, with subsequent increases as determined by our Board of Directors. The employment agreement provides, among other things, for participation in an equitable manner in any profit-sharing or retirement plan for employees or executives and for participation in employee benefits applicable to our employees and executives, as well as for the provision of an automobile allowance of up to $650 per month in any month in which we are profitable and other fringe benefits commensurate with his duties and responsibilities and for benefits in the event of disability. Pursuant to the employment agreement, employment may be terminated by us with cause or by the executive with or without good reason. Termination by us without cause or by the executive for good reason would subject us to liability for liquidated damages in an amount equal to six months of the current salary of the terminated executive as of the date of termination. Mr. Bennett resigned as Chief Executive Officer and Interim Chief Financial Officer on August 25, 2006 and as a Director of the Company on August 31, 2006. The Company is negotiating a separation and consulting arrangement with Mr. Bennett.

On February 28, 2006, we entered into an employment agreement with David R. Ross, pursuant to which he will serve as the Company’s President for a period of two years. Mr. Ross is entitled to a base salary of $200,000 per annum, which may be increased at the discretion of the Compensation Committee of the Board of Directors. We also granted Mr. Ross an incentive stock option to purchase an aggregate of 476,190 shares of the Company’s common stock and a non-qualified stock option to purchase an aggregate of 523,810 shares of the Company’s common stock. The incentive stock option and the non-qualified stock option are each exerciseable at $2.10 per share for a period of 10 years from the date of grant. The incentive stock option vests at the following percentages and at the following times: (1) 10% of the shares vested on February 28, 2006, and (2) 10% of the shares vest on each anniversary date thereafter for the succeeding nine years. The non-qualified stock option vests in the following percentage and at the following times: (1) 50% of the shares vest on February 28, 2006, and (2) the balance of the shares vest on February 28, 2007. We have agreed to reimburse Mr. Ross the rental costs of an apartment or condominium unit in Atlanta, Georgia, in an amount not to exceed $1,500 per month. The employment agreement made with Mr. Ross may be terminated with or without “cause” (as defined in the agreement) and contains customary non-competition, confidentiality and indemnification provisions. If the employment agreement is terminated by us without cause or by Mr. Ross with advance “Notice of Termination,” a pro rata portion of Mr. Ross’ unvested options will vest immediately. If the employment agreement is terminated by the Company with cause or by Mr. Ross without advance Notice of Termination, then Mr. Ross forfeits the options that have not vested as of the date of termination or resignation. Mr. Ross was appointed Interim Chief Executive Officer of the Company on August 25, 2006 and received a $75,000 increase in base salary as a result of such appointment.

Pursuant to an agreement with Tatum, LLC, the Company pays William J. Loughman a salary of $20,000 per month less the amount of the Company’s portion of FICA taxes. Mr. Loughman served as the Company’s Vice President of Finance from March 2006 until August 28, 2006, when he was elected to serve as the Company’s Chief Financial Officer. In addition, the Company has granted Mr. Loughman options to purchase 80,000 shares of the Company’s common stock at an exercise price of $1.95 per share. The options vest at the rate of 10,000 per month and expire 10 years from the date of grant. The agreement commenced on March 20, 2006 and extends through December 31, 2006. Thereafter, the agreement will automatically renew for additional three-month periods unless either party gives the other party written notice of its intent not to renew at least 30 days prior to the end of the then current period.

We entered into an employment agreement with Ronald A. Warren on December 9, 2003. The employment agreement provides for a base salary of $87,000 with subsequent increases as determined by our Board of Directors. The employment agreement provides, among other things, for participation in employee benefits applicable to our employees and executives. Pursuant to the employment agreement, employment may be terminated by us or by Mr. Warren with or without cause. The agreement also provided for the grant of 25,000 stock options.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth information with respect to the exercised and unexercised options to purchase shares of Common Stock for the Named Executives held by them at December 31, 2005. None of the Named Executives exercised any options during fiscal year 2005.

	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In the Money Options at December 31, 2005(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard E. Bennett, Jr.	—	—	$—	$—

Ronald A. Warren	—	100,000	$—	$363,500

(1)
Based on the difference between the option’s exercise price and a closing price of $5.26 for the underlying Common Stock on December 30, 2005 (our last business day of fiscal year 2005) as reported by the Over-the-Counter Bulletin Board.

The Board of Directors of the Company adopted the 2005 Stock Incentive Plan effective January 3, 2006 to provide incentives to attract and retain individuals performing services for the Company. The 2005 Stock Incentive Plan allows for the issuance of up to 10,000,000 shares of the Company’s Common Stock. The Company’s stockholder’s approved the 2005 Stock Incentive Plan by written consent on February 23, 2006.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee was not formed until December 7, 2005. Accordingly, there is no Compensation Committee Report for the year ended December 31, 2005.

Stock Performance Graph

The following graph compares the changes over the last five years in the value of $100 invested in (i) the Common Stock, (ii) the Nasdaq Stock Market, (iii) the Russell 2000, (iv) the Russell Microcap, (v) the Nasdaq Telecommunications, and (vi) the RDG Internet Composite indicies. The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends.

Historical stock price performance shown on the performance graph is not necessarily indicative of future stock price performance.

COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
AMONG SMARTVIDEO™ TECHNOLOGIES, INC. . .

* $100 invested on 11/26/02 in stock or on 10/31/02 in index-including reinvestment of dividends.

Fiscal year ending December 31.
	November 26, 2002	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005
Smart Video	$100.00	$136.46	$453.97	$445.95	$469.14
Nasdaq Stock Market	100.00	100.73	150.07	163.19	166.96
Russell 2000	100.00	102.86	151.46	179.23	187.39
Russell Microcap	100.00	105.28	175.15	199.92	205.05
Nasdaq Telecommunications	100.00	112.13	186.54	199.07	187.88
RDG Internet Composite	100.00	102.41	145.19	160.51	157.64

——————
* The reverse merger with SmartVideo™ occurred on November 26, 2002.

PROPOSAL NO. 2 - RATIFICATION OF SHERB & CO. LLP
AS THE COMPANY’S INDEPENDENT ACCOUNTANTS

Background

The Audit Committee recommends, and the Board of Directors selects, independent public accountants for the Company. The Audit Committee recommended and the Board of Directors has nominated Sherb & Co. LLP, to continue as the Company’s independent accountants for the fiscal year ending December 31, 2006. Sherb & Co. LLP has served as the Company’s independent accountants since March 9, 2004. The affirmative vote of the holders of a majority of the shares of Capital Stock voted at the meeting is necessary to ratify Sherb & Co. LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006. Unless a stockholder directs otherwise, proxies will be voted for the ratification of Sherb & Co. LLP as independent public accountants for 2006. If the stockholders do not ratify the appointment of Sherb & Co. LLP, the Board will consider the selection of other independent accountants for 2006.

A representative of Sherb & Co. LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table represents fees for professional services rendered by Sherb & Co. LLP billed to us for the audit of our annual financial statements for the years ended December 31, 2005 and 2004, respectively, and fees for other services during those periods.

Type of Fees	2005	2004
Audit Fees	$34,500	$39,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$34,500	$39,000

Audit Fees

We incurred the following fees to Sherb & Co. LLP, our independent auditors, for services rendered for the years ended December 31, 2005 and 2004, a total of (i) $34,500 incurred in fiscal 2005 for the audit of our financial statements for fiscal 2005 and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-QSB for the year ended December 31, 2005, (ii) $7,500 incurred in fiscal 2004 was paid to Spicer Jeffries for the audit of our financial statements for fiscal 2004 and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-QSB for the year ended December 31, 2004, and (iii) an additional $31,500 incurred in fiscal 2004 to complete the audit and review work for the year ended December 31, 2003, which was billed by Sherb & Co. LLP.

Audit-Related Fees

There were no additional fees for 2005 and 2004 billed to us by Sherb & Co. LLP for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements that are not already reported in the paragraph immediately above.

Tax Fees

There were no additional fees for 2005 and 2004 billed to us by Sherb & Co. LLP for tax services.

All Other Fees

There were no additional fees for 2005 and 2004 billed to us by Sherb & Co. LLP for products and services rendered, other than as described above.

Auditor Pre-Approval Policies

The Audit Committee is responsible for pre-approving every engagement of the independent auditor to perform audit or non-audit services for us. The Audit Committee’s pre-approval policy provides as follows:

•
First, once a year when the base audit engagement is reviewed and approved, management will identify all other services (including fee ranges) for which management knows it will engage the independent auditor for the next 12 months. Those services typically include quarterly reviews, specified tax matters, certifications to lenders as may be required by financing documents, consultation on new accounting and disclosure standards and, in future years, reporting on management’s internal controls assessment.

•
Second, if any new “unlisted” services are proposed during the year, the Audit Committee will review each proposed individual engagement. From and after the effective date of the Commission’s rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent auditors, the Audit Committee had pre-approved all audit and permissible non-audit services provided by Sherb & Co. LLP, since its engagement as our principal independent accountants. The Audit Committee gives due consideration to the potential effect of non-audit services on maintaining Sherb & Co. LLP’s audit independence.

Change in Certifying Accountants

On March 8, 2004, Spicer Jeffries LLP (“Spicer”) informed the Company that Spicer had resigned as independent accountants for the Company because Spicer’s professional liability insurance coverage for public reporting companies was not renewed by its previous insurance carrier and Spicer was unable to obtain new insurance coverage for public registrants. For each of the interim periods from January 1, 2003 through March 8, 2004, there were no disagreements with Spicer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Spicer, would have caused Spicer to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements for such years. The Company has authorized Spicer to respond fully to the inquiries, if any, of Sherb & Co. LLP. Effective March 9, 2004, the Company retained Sherb & Co. LLP as its principal accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO
RATIFY SHERB & CO. LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

OTHER BUSINESS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed forms returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Submission of Stockholder Proposals for the 2007 Annual Meeting of Stockholders

Stockholder proposals intended to be presented under Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement and accompanying proxy for the Company’s 2007 annual meeting of stockholders, including nomination of an individual for election as a director at the 2007 annual meeting of stockholders, must be received at the Company’s principal executive offices in Duluth, GA, on or before April 20, 2007 and must meet all the requirements of Rule 14a-8. If a stockholder intends to present a proposal at our 2007 annual meeting but has not sought the inclusion of such proposal in our proxy materials, the proposal must be received by us on or before April 20, 2007, or our management proxies for the 2007 annual meeting will be entitled to use their discretionary voting authority if the proposal is then raised at the meeting, without any discussion of the matter in our proxy materials. For a description of some of the requirements for suggesting an individual for consideration by the nominating committee for election as a director, see “Board of Directors; Corporate Governance Matters—Nomination Process.”

Proposals and other notices should be sent to:

SmartVideo™, Attn. Corp. Secretary, 3505 Koger Boulevard, Suite 400, Duluth, GA 30096.

The use of certified mail, return receipt requested, is suggested.

Annual Report and Form 10-K

The Company’s 2005 Annual Report on Form 10-K for the year ended December 31, 2005, including audited financial statements, accompanies this proxy statement. Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission will be furnished without charge to stockholders upon written request to: Ron Warren, 3505 Koger Boulevard, Suite 400, Duluth, Georgia 30096.

By Order of the Board of Directors

/s/ Glenn H. Singer

Glenn H. Singer
Chairman of the Board
Duluth, Georgia
September 8, 2006

VOTE BY INTERNET OR TELEPHONE

QUICK ★★★ EASY ★★★ IMMEDIATE

HOW TO VOTE YOUR SHARES OF SmartVideo™ Technologies, INC.

Vote Your Proxy on the Internet:

Go to www.continentalstock.com.

Have your proxy card available when you access the website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:

Call 1 (866) 894-0537.

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

Vote Your Proxy by mail:

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE DATED. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY - *(Continued from reverse side)*

Please mark your votes like this **X**

1. Election of directors:

NOMINEES:

01 John E. Abdo | 03 Michael E. Criden
02 Glenn H. Singer | 04 Justin A. Stanley, Jr.

FOR all nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

Instruction: To withhold authority to vote for any individual nominee, strike such nominee's name from the list above.

2. Ratification of selection of Sherb & Co. LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.

FOR ratification of Sherb & Co. LLP	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the named nominees as directors.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________ **Signature if held jointly** ______________ **Date** ________

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

SmartVideo™ Technologies, INC.

The undersigned hereby appoints Ron Warren as proxy, with the power to appoint his substitute, and hereby authorizes him, to represent and vote, as designated on the reverse side, with respect to all shares of common stock, par value $0.001 per share, and Series A-1 Convertible Preferred Stock, par value $0.001 per share, of SmartVideo™ Technologies, Inc. held of record by the undersigned at the close of business on August 7, 2006 at the Annual Meeting of Shareholders to be held on October 3, 2006 or any adjournment thereof.

(Continued and to be dated and signed on reverse side)

If you would like to be added to our E-mail distribution list please clearly print your address below.

E-mail Address: ____